EXHIBIT 99.1

Wisdom Homes Of America Opens Largest Retail Center

With 11 Pending Transactions In December

Tyler, Texas – December 29, 2014 – SearchCore, Inc. (OTCQB: SRER) a manufactured housing retail center owner and operator that operates its retail centers through its wholly owned subsidiary Wisdom Homes Of America, Inc., announces the opening of its fourth and largest retail center located in Mount Pleasant, Texas.

“December has been an outstanding month for Wisdom Homes Of America, especially for our Mount Pleasant retail center. We began receiving home purchase applications immediately after the bulk of our inventory started arriving in early December, and things haven’t slowed down since,” states Brent Nelms, President of Wisdom Homes Of America. “We are extremely pleased to be ahead of schedule as it relates to the number of pending applications received within the first thirty days of being open. In addition to being a flagship retail center, we will be using Mount Pleasant to warehouse inventory as the company continues to expand throughout the north east region of Texas.”

“Mount Pleasant is strategically located in the northeast corner of Texas, allowing us to capture home buyers from Texas, Oklahoma and Arkansas. In fact, in less than three weeks we’ve had both walk in and phone traffic from all three states. We’re off to a very good start,” states Jim Pakulis, CEO of Wisdom Homes Of America.

Located in north eastern Texas, Mount Pleasant is the company’s fourth and largest retail center with over 3 acres adjacent to Highway 271, the major thoroughfare off interstate 30. Since its soft opening in early December the company has generated 11 pending transactions.

About SearchCore, Inc.

SearchCore, Inc., founded in 2010, is a manufactured housing retail center owner and operator. The company is headquartered in Tyler, Texas. The Company’s common stock trades on the OTCQB, under the ticker symbol “SRER.”

Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). SearchCore, Inc. cautions that statements made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. SearchCore, Inc. undertakes no obligation to revise these statements following the date of this news release.

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Company Contact

SearchCore, Inc. (800)

727-1024

info@searchcore.com

Investor Relations Contact

Surety Financial Group, LLC

410-833-0078

info@suretyfingroup.com